EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Valassis Communications, Inc. (the “Company”), does hereby certify, to the best of his knowledge and belief that:

1.	The Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2012

/s/ Robert A. Mason
Robert A. Mason
Chief Executive Officer

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to this Annual Report on Form 10-K and shall not be considered filed as part of the Form 10-K.